UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May17, 2011 (May 13, 2011)

BRAMPTON CREST INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-1321002	30-0286164
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3107 Stirling Road, Suite 201 Fort Lauderdale, FL	33312
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 374-0555

4700 Biscayne Blvd., Suite 500, Miami, FL 33137
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01   Entry into a Material Definitive Agreement.

On May 13, 2011, the Company entered into an agreement with MRP LLC as described in Item 5.01 below which has resulted in a change in control. Simultaneously, the Company has entered into various exchange of releases with its officers and directors (and certain former officers and/or directors). The agreement also provides for Paul Michelin and Louisa Michelin to be released from their obligation to invest an additional $1,250,000 in the Company. The agreement further provides that the $250,000 loan provided to the Company by Paul and Louisa Michelin which was convertible into 50 million common shares is now convertible into Series 2 Preferred Stock which shall have the right to further convert said Preferred Stock into 50 million shares of Common Stock, subject to stockholder approval of an increase in the authorized Common Stock to at least 6 billion shares of Common Stock. The Preferred Stock has the voting rights equal to the number of shares of Common Stock into which they are convertible. The agreement also provides for the Michelins to release certain officers, directors and former officers and directors from any liability pertaining to the Michelins' investment in the Company of $250,000, which remains a liability of the Company. The agreements with the Michelins also provide for the Michelins to have a right to appoint three directors to become members of the Company's board and the Company agrees to use its best efforts to have said nominees appointed to the board. The Michelins also have the right to approve all of the Company's cash disbursements, except for certain de minimis amounts.

Item 3.02   Unregistered Sales of Equity Securities.

On May 13, 2011, the Company entered into an agreement with MRP LLC as described in Item 5.01 below which has resulted in a change in control.  Recently, the Company's board approved an exchange for services rendered, the issuance of Series 1 Preferred Stock convertible into an aggregate of 12 million shares of Common Stock. In connection with this transaction, Janis Farnham, Bryan Janeczko, Robert Wildberger and Brad Hacker received Series 1 Preferred Stock convertible into 9,500,000 shares, 750,000 shares, 750,000 shares and 1,000,000 shares of Common Stock, respectively, subject to an increase in the authorized number of shares of Common Stock at the next stockholder meeting to at least 6 billion shares. Also, Joseph Emas agreed to exchange 1,949,124 shares of Common Stock for Series 1 Preferred Stock convertible into 1,949,124 shares. The Preferred Stock has the voting rights equal to the number of shares of Common Stock into which they are convertible.

In May 2011, the Company issued 11 million shares of its Common Stock in exchange for the conversion of $220,000 in principal debt which was invested in the Company in December 2009.

The change in control described in Item 5.01 and the issuance of Series 1 Preferred Stock to the officers, directors and former officers and/or directors identified in the first paragraph of Item 3.02 is exempt under Section 4(2) and/or Rule 506 of the Securities Act of 1933, as amended. The transaction described in the immediately preceding paragraph is exempt under Section 3(a)(9) of the Securities Act as an exchange of securities of the same issuer with no commissions being paid.

Item 5.01  Changes in Control of Registrant.

On May 13, 2011, the Company entered into an agreement with MRP LLC ("MRP"), a newly formed company which is currently owned and controlled by Murray Bacal, Paul Michelin and Rod Martin. The Company and MRP have agreed that MRP would invest up to $250,000 in the Company. Of the $250,000, $10,000 shall represent the purchase of Series 3 Preferred Stock which shall have the right to vote the same as Common Stock (except as otherwise provided by applicable state law) equal to 5,278,982,480 shares of Common Stock and the right to convert into 5,278,982,480 shares of Common Stock equivalent to 95% of our current issued and outstanding shares of Common Stock on a fully diluted basis after due consideration for all outstanding notes, options, warrants, shares of Common Stock and preferred stock outstanding on May 13, 2011. The foregoing conversion right is subject to an increase in the authorized number of shares of Common Stock at the next stockholder meeting to at least 6 billion shares and is further subject to adjustments for any stock splits, stock dividends, combinations, reclassifications and the like. The remaining up to $240,000 funding commitment from the Lenders shall be in the form of non-interest bearing loans repayable upon demand and shall be made available to the Company on an as needed for its operations. The financing provided to the Company is expected to be provided to MRP (and in turn to the Company) from the personal funds of the members of MRP. Not reflected in MRP's 95% ownership interest is that Murray Bacal currently owns and controls 25,059,568 shares and Paul Michelin and his wife, Louisa Michelin, currently own and control notes which are convertible into Series 2 Preferred Stock which are further convertible into 50,000,000 common shares as described above in this Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

              On May 16, 2011, Bryan Janeczko resigned from the board effective with the change in control described in Item 5.01.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit	Description

10.1
Agreement dated May 13, 2011 by and among Brampton Crest International, Inc., Bryan Janeczko, Janis Farnham, Joseph Giuliano, Brad Hacker, Morse & Morse, PLLC, Hinshaw & Culbertson LLP, Paul Michelin, Murray Bacal, Paul Michelin and Louisa Michelin.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Brampton Crest International, Inc.

Dated: May 13, 2011	/s/ Joseph Giuliano
Joseph Giuliano, Chief Executive Officer and Chief Financial Officer